Midwest Banc Holdings, Inc. Melrose Park, Illinois Annual Community Bank Conference Howe Barnes Investments, Inc. June 1, 2005

Jim Giancola - President and CEO since October 2004 Dan Kadolph - SVP and CFO since 2000, employed in 1983

Forward Looking Statements Any oral statements made by representatives of the Company or any written statements contained in any written documents provided at this presentation concerning financial and other projections constitute forward looking statements within the meaning of the Securities Exchange Act and are subject to the Safe Harbor created under that Act. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations include those factors identified in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, copies of which are available upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business, including but not limited to adverse changes in economic conditions, loan portfolio quality or interest rates, effects of competition, technological change or government regulation, loss of key management or inability to manage or attain growth objectives. These risks and uncertainties should be considered in evaluating "Forward Looking Statements."

Who - and Where - We Are $2.3 billion in assets Midwest Bank and Trust Company 17 offices in Chicago market Midwest Bank of Western Illinois 6 offices in West Central Illinois Agribusiness focus Midwest Financial and Investment Services Midwest Bank Insurance Services Porter Insurance Agency

MBHI Stock Information 18.2 million shares outstanding $358 million market cap 41,000 shares average daily volume $.12 quarterly dividend paid April 4 Continuous since 1984 Dividend yield of 2.4% Five-year growth of 12.5%

A Tale of Three Companies Pre-2002 Fast growing Good earnings Community bank 2002 - 2004 Loan quality problems Major securities portfolio issues (derivatives, sell for gains) No investment in infrastructure 2005 - Beyond Fast growing Good earnings Fortress balance sheet Super Community Bank

Two Basic Themes: Fundamental, but aggressive, community banking in a vibrant market with excellent growth prospects Major rehabilitation, refocus, rally of the troops

Vibrant Chicago Franchise Cook, DuPage, McHenry and Lake counties Population 7.2 million, 11.2% growth 2000 Census If a separate state, would be 12th largest in U.S. 17 offices Office structure efficiency $88 million in deposits per office Most well positioned Most have excess capacity

Vibrant Chicago Franchise Diversity Mature markets, empty nesters, liquid assets, major deposit sources. Emerging neighborhoods, very active with housing conversions and rehabilitation lending. Solid deposit and loan prospects. Higher end bedroom communities; great lending, asset management and deposit markets. No need to expand outside this area for many years.

Why the Major Remaking? Non-strategic franchise in Western Illinois Growth beyond infrastructure Loan writedown and reclassifcations Heavy reliance on investments, including derivatives, trading, and interest rate bets Regulatory reporting stress 3rd external auditor in 3 years Poor regulatory relations Fed problems 4 of last 5 years One incident SEC inquiry

Remaking, Turnaround Steps Since October 12/04 Began balance sheet repositioning 12/04 Employed new Chief Investment Officer 12/04 Exited hedge accounting for futures contracts 1/05 Employed new commercial lending EVP 1/05 Employed 7 VP or higher officers 2/05 Sold $39 million FNMA illiquid security 2/05 Announced early redemption of $20 million of 10% debt issue 3/05 Announced $100 million shelf registration 5/05 Elected two new directors with substantial public company and listed securities executive experience 5/05 Announced sale of $280 million Western Illinois bank... Today

Western Illinois Bank Sale $280 million in assets Cash sale to management group $9 million gain expected 4Q05 estimated closing Focus on Chicagoland for growth opportunities exclusively

$9 Million Gain from Bank Sale Continue securities portfolio review and restructure Shorter duration Higher yields Plan to reinvest in higher yielding munis and MBS Annual pickup in securities income estimated to be approximately $1 to $2 million or $.05 to $.06 per share

Proforma MBHI Capital Ratios March 31, 2005 Post Sale Peer Total Risk Based 14.3% 16.6% 12.1% Tier I 13.0 15.3 10.6 Leverage 9.1 10.8 9.3 Tangible 5.8 6.9 6.7

Broad Strategy for Remade Bank Focus on Chicago area Create high performing, Super Community Bank Produce quality, consistent earnings Establish strong regulatory relations Exit letter Maintain strong capital, management talent and infrastructure to be ready for New Growth Phase Branching Acquisition

Lending Strategy Place heavy reliance on loans vs. investments Continue current growth trends (26% annualized) Continue to invest in lending and credit risk management talent Aggressively manage credit and interest rate risk Fund with bank deposits

Deposit Strategy Market aggressively to retail and small business Upgrade marketing Provide and manage by very focused reports Tied directly to compensation

Noninterest Income Strategy Expand contribution of core noninterest income to total revenue from 13% 1Q05 Focus on obvious opportunities Corporate cash management Insurance products Investment services Secondary market mortgage lending Trust services Provide and manage by very focused reports Tied directly to compensation

Overview of Current Financials Dan Kadolph, CFO

Overview of Current Financials Income statement comparisons involving 2004 are complex and not particularly meaningful. One time charges Other-than-temporary impairment Repositioning Prior year sale of seed corn Munis, MBS, servicing rights

1Q05 Average Balance Sheet Loans: $1,257 million Up $76 million, or 26% annualized from 4Q04 Up $134 million, or 24% annualized from 3Q04

Loan Growth and Declining Nonperforming Loans (in Millions)

1Q05 Average Balance Sheet Investment securities: $771 million Down $131 million from 4Q04 A strategic deleveraging decision Deposits: $1,669 million Down $5 million from 4Q04 Major target for improved performance Loan to deposit ratio: 75% Substantial capacity for loan growth even before deposit growth program is implemented Up from 68% September 04

1Q05 Income Net interest income Decreased $1.0 million from 4Q04 Average securities decreased more than loans grew 4Q04 included $2.1 million positive accounting adjustment Net interest margin: 3.03% Down from the 4Q04 reported margin of 3.14% Up from the 4Q04 "core operations" margin of 2.74% Subject to improvement with a successful deposit growth program and continued loan growth 6 bp in margin improvement produces $.01/share/quarter EPS: $.22 Operating income also materially $.22 Benchmark for future comparisons

Control of Credit Risk Net recovery of $164,000 in 1Q05 Allowance for loan losses at March 31 1.44% of loans 208% of nonperforming loans

Allowance Coverage of Nonperforming Loans

Materially Upgraded Credit Risk Management Approvals Risk grading Monitoring

1Q05 Performance Ratios ROE: 11.71% Should be in 20% range on current equity base ROA: .74% Should be in 1.20% range Efficiency: 65% A top line growth story Not a cost reduction story Target: low 50s

Return to Two Themes Jim Giancola, CEO

Return to Two Themes Doing fundamental, but aggressive blocking and tackling on a huge, and very attractive playing field. while... Accomplishing a big time remaking of the infrastructure. Getting set to make some serious money for our shareholders...or else.

A Few Words of Philosophy... People make the difference... The people on the MBHI team Treating our customers and prospects as people Because people don't bank with banks. They bank with people.

Thank You! Questions?